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                                                        Exhibit 10(a)

                              EMPLOYMENT AGREEMENT

           This EMPLOYMENT AGREEMENT is dated as of _____________, 1996 (the "Agreement"), by and between E & H Distributing Co., Inc. d/b/a Valley Food Distributors of Nevada, a Nevada corporation with its principal place of business at 300 W. Bonanza Road, Las Vegas, Nevada 89106 (the "Company"), and ________________________, residing at _______________________
_________________________________________________ (the "Executive").

                             W I T N E S S E T H :

         WHEREAS, this Agreement, the execution of which has been approved by the Board of Directors of the Company, is being entered into in connection with that certain Agreement and Plan of Merger among JP Foodservice, Inc., a Delaware corporation, JP Foodservice Distributors, Inc., a Delaware corporation ("Distributors"), Valley Industries, Inc., a Nevada corporation, the Company, and Lloyd K. Benson, Duane H. Zobrist, E. Mark Zobrist, Gerry R. Zobrist, R. Phillip Zobrist and Richard D. Zobrist, dated as of May 17,1996 (the "Merger Agreement"), pursuant to which Valley Industries, Inc. will merge with and into Distributors (the "Merger"). In connection with the transactions contemplated by the Merger Agreement, the Executive, who has been employed by the Company, has agreed to continue to be employed by the Company in accordance with the terms of this Agreement from and after the consummation of the Merger; and

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                 1. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment, for a term commencing as of the date hereof and ending at the close of business on the [________] anniversary date of this Agreement unless sooner terminated in accordance with the provisions of
Section 4. The term of this Agreement shall hereinafter be referred to as the "Term."

                 2. Duties. The Executive, in his capacity as [________________________________], shall diligently and to the best of his ability perform for the Company the duties of such office, which shall consist of the basic job functions set forth on Schedule 1 attached hereto. The Executive shall devote substantially all of his time and effort to the performance of his duties hereunder. To the extent that it does not interfere with the Executive's employment hereunder, the Executive may serve as an officer or director of, or otherwise participate in, any non-competing entity and any educational, welfare, social, religious and civic organizations.
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                 3.  Compensation.

                           3.1   Salary.  The Company shall pay the Executive
during the Term a salary at the rate of [________________] Thousand Dollars ($[__________]) per annum, payable in accordance with the Company's payroll procedure as presently in effect or as hereafter amended from time to time, less such deductions as shall be required to be withheld by applicable law and regulations.

                           3.2   Bonus.

                                  (a)  The Executive shall be permitted during
the Term to participate in the annual bonus program available to other executives of the Company and of Distributors. The Executive's bonus shall be based on the actual performance of the Company (earnings growth and return on investment).

                                  (b)  In the event the annual bonus shall be
payable with respect to a period in the fiscal year in which the Terexpires that is less than an entire fiscal year, the annual bonus for such period shall be a pro rata bonus determined by multiplying the annual bonus which the Executive would have received for the entire fiscal year in which the Term expires, by a fraction, the numerator of which shall be the number of days in that fiscal year preceding the expiration of the Term and the denominator of which shall be 365.

                           3.3   Benefits.

                                  (a)  The Executive shall be permitted during
the Term to participate in any hospitalization or disability insurance plans, health programs, pension plans, bonus plans or similar benefits (including, without limitation, the JP Foodservice, Inc. 1994 Stock Incentive Plan) that may be available to other executives of the Company and JP Foodservice, Inc. of comparable position and responsibility to the extent the Executive is eligible under the terms of such plans or programs.

                                  (b)   The Executive shall be entitled during
the Term to an automobile allowance payable every two weeks in an amount not to exceed $[___], plus reimbursement of automobile oil and gasoline expenses incurred or paid by the Executive.

                                  (c)   The Executive shall be entitled to
receive a paid vacation in accordance with the Company's vacation policy. For purposes of determining vacation benefits, the Executive shall receive full credit for his term of employment with the Company.

                           3.4   Expenses.  The Company shall pay or reimburse
the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement in accordance with the Company's policy.

                 4.  Termination.

                           4.1   Termination Upon Death or Disability. If the
Executive dies during the Term, this Agreement shall terminate as of the date of the Executive's death. If the Executive by





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virtue of ill health or other disability is unable to perform substantially and continuously the duties assigned to him for a period in excess of six (6) consecutive or non-consecutive months out of any consecutive 12-month period, the Company shall have the right, on not less than thirty (30) days notice, to terminate the employment of the Executive upon notice in writing to the Executive. Upon termination due to death or disability, the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to receive any salary, commission and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination. No provision of this Agreement shall limit any of the Executive's rights under any insurance, pension or other benefit programs of the Company for which the Executive shall be eligible at the time of such death or disability.

                           4.2   Termination for Cause.  If the Executive (i)
is convicted of a felony or any crime involving the Company (other than pursuant to actions taken at the direction or with the approval of the Company's Board of Directors) or (ii) is found by determination of the Board of Directors of the Company to have engaged in (A) willful and repeated failure to perform his duties hereunder or gross neglect with respect thereto, in each case at least thirty (30) days after notice to the Executive of the offending conduct and failure of the Executive to cure such conduct, if curable, (B) fraud, (C) misappropriation, (D) embezzlement in the performance of his duties hereunder or (E) acts evidencing moral turpitude of such level as substantially to interfere with the ability of the Executive to perform his duties hereunder (the events described in clauses (i) and (ii) hereinafter sometimes referred to as "Cause"), the Company may, at any time within thirty
(30) days after the occurrence of any of the events described in clauses (i) and (ii) above, by written notice to the Executive, terminate the Executive's employment hereunder. The Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the notice provided in the preceding sentence other than salary, commission and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination.

                           4.3   Termination By Executive.  If the Executive's
employment hereunder shall be terminated by the Executive without cause, upon such termination, all compensation and benefits to the Executive hereunder shall terminate contemporaneously with the termination of such employment; provided, however, that the Executive shall receive any bonus payments earned or accrued under Section 3.2 and all compensation and benefits earned or accrued hereunder up to such date of termination. If the Executive's employment is terminated by the Executive for cause (as defined below) prior to expiration of the Term, then the Executive's compensation and benefits pursuant to Section 3, including any bonus payments earned or accrued under Section 3.2 and all compensation and benefits earned or accrued hereunder up to such date of termination, shall continue for the balance of the Term without offset for compensation the Executive may thereafter receive from other sources; provided, however, in the event the Executive shall thereafter become employed, then the amount otherwise payable to the Executive pursuant to this Section shall be reduced by the amount of compensation paid to the Executive as the result of such employment. The Executive's employment shall be deemed to have been terminated by the Executive for cause if such employment is unilaterally terminated by the Executive because of a material breach by the Company of any material provision of this





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Agreement, which, if curable remains uncured for thirty (30) days following written notice of such breach by the Executive to the Company. In any of the above instances, the Executive may effect termination of employment by service of written notice to the Board of Directors of the Company thirty (30) days prior to the date fixed for termination and stating the basis for termination.

                 5.  Covenants of the Executive.

                           5.1   Covenant Against Competition.  The Executive
acknowledges that (i) the principal business of the Company and its affiliates (including, without limitation, Distributors, Sky Bros., Inc. and Illinois Fruit & Produce Corp.) is the institutional foodservice distribution business (the "Present Business"); (ii) the Company and its affiliates constitute one of a limited number of persons who have developed the Present Business; (iii) the Present Business is limited in scope to the jurisdictions listed on
Schedule 2 annexed hereto; (iv) the Executive's work for the Company has given and will continue to give him access to confidential affairs and proprietary information of the Company and its affiliates not readily available to the public; and (v) the agreements and covenants of the Executive contained in this Section are essential to the business and goodwill of the Company. Accordingly, the Executive covenants and agrees that:

                           (a)  During the Term and for a period of three (3)
years thereafter, the Executive shall not, in any state where the Company or any of its affiliates is then conducting business, directly or indirectly: (1) engage in the Present Business and any other principal line of business developed by the Company or any of its affiliates during the Term which, in each case, is then being conducted by the Company or any of its affiliates (hereinafter collectively referred to as the "Company Business") for the Executive's own account; (2) render any services in any capacity to any person (other than the Company or its affiliates) engaged in such activities; or (3) become interested in any person (other than the Company or its affiliates) engaged in such activities as a partner, shareholder, principal, agent, trustee, consultant or in any other relationship or capacity; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange or the Nasdaq Stock Market if the Executive (A) is not a controlling person of, or a member of a group which controls, such person and
(B) does not, directly or indirectly, own one percent (1%) or more of any class of securities of such person.

                           (b)  During the Term and thereafter, the Executive
shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company Business and to the Company and its affiliates learned by the Executive heretofore or hereafter, directly or indirectly, from the Company and its affiliates, including any information concerning the business, affairs, customers, clients, sources of supply and customer lists of the Company and its affiliates (the "Confidential Company Information"). During the Term and thereafter, the Executive shall not disclose the Confidential Company Information to anyone except with the Company's express written consent, other than Confidential Company Information which (i) is, at the time of receipt, or thereafter, becomes publicly known, through no breach of this Agreement by the Executive, or (ii) is received from a third party not under an obligation to keep such information confidential and without breach of





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this Agreement by the Executive.  These rights of the Company are in addition to and without limitation to those rights and remedies available under common law for protection of the types of such confidential information which constitute "trade secrets" as construed under controlling law.

                           (c)  For a period of three (3) years following the
termination of this Agreement, the Executive shall not, without the Company's prior written consent, directly or indirectly, (i) knowingly solicit or encourage to leave the employment of the Company and its affiliates, any employee of the Company or any of its affiliates or hire any employee who has left the employment of the Company or any of its affiliates within one (1) year of the termination of such employee's employment with the Company or any of its affiliates, or (ii) on behalf of the Executive or for any entity, business or person other than the Company, contact, solicit, or sell to any of the customers or prospective customers of the Company with which the Executive had contact while employed by the Company, with respect to any product or service which is competitive with any product or service sold by the Company or any of its affiliates or planned to be sold by the Company or any of its affiliates during the Executive's employment with the Company or during the one (1) year period following his termination.

                           (d)  Any Confidential Company Information (including
any memoranda, notes, lists, records and other documents and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the Company Business or the Company or any of its affiliates shall be the Company's property, shall be kept confidential in accordance with the provisions of this Section 5.1 and shall be delivered to the Company at any time on request.

                           5.2   Rights and Remedies Upon Breach.  If the
Executive breaches, or threatens to commit a breach of, any of the provisions of Section 5.1 (the "Restrictive Covenants"), the Company shall have the right and remedy, in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity, to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                 6.  Other Provisions.

                           6.1   Severability.  The Executive acknowledges and
agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement, (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects and (iii) the Company would not have entered into this Agreement but for the Restrictive Covenants contained herein. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.





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                           6.2   Blue-Pencilling.  If any court determines that
any of the covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the geographical or temporal scope of such provision, the geographical or temporal scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                           6.3  Notices.  Any notice or other communication
required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five (5) days after the date of deposit in the United States mails as follows:

                           (i)    If to the Company, to:

                                  Valley Food Distributors of Nevada
                                  300 W. Bonanza Rd.
                                  Las Vegas, Nevada  89106
                                  Attn:  R. Phillip Zobrist

                           (ii)   If to the Executive, to:


                                  ---------------------------------------

                                  ---------------------------------------

                                  ---------------------------------------

Either such person may by notice in accordance with this Section to the other party hereto designate another address or person for receipt by such person of notices hereunder.

                           6.4   Entire Agreement.  This Agreement contains the
entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                           6.5   Waivers and Amendments.  This Agreement may be
amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                           6.6   GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE TO BE PERFORMED





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ENTIRELY WITHIN THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF
CONFLICTS OF LAW THEREUNDER.

                           6.7   Assignment.  This Agreement, and the
Executive's rights and obligations hereunder, may not be assigned by the Executive or the Company; any purported assignment by the Executive or the Company in violation hereof shall be null and void.

                           6.8   Binding Effect.  This Agreement shall be
binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

                           6.9   Counterparts.  This Agreement may be executed
by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

                          6.10   Headings.  The headings in this Agreement are
for reference only and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                  COMPANY



                                  By:  ------------------------------
                                       Name:
                                       Title:


                                  EXECUTIVE


                                  -----------------------------------
                                  [_______________________]





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                                   SCHEDULE 1


                              DUTIES OF EXECUTIVE

[Title] - [Basic Job Functions]

1.

2.

3.

4.

5.





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                                   SCHEDULE 2


                  JURISDICTIONS IN WHICH BUSINESS IS CONDUCTED





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